Medallion Financial Corp.
Performance Stock Unit Notice
(2018 EQUITY INCENTIVE PLAN)

Medallion Financial Corp. (the “Company”), pursuant to its 2018 Equity Incentive Plan (as amended from time to time, the “Plan”), hereby grants to Participant an Award of Performance Stock Units for the target number of shares of the Company’s Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Performance Stock Unit Notice (this “Grant Notice”), in the PSU Agreement (attached hereto as Attachment II) and in the Plan (attached hereto as Attachment III with amendments thereto attached as Attachments IV and V), both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein but defined in the Plan or the PSU Agreement will have the same definitions as in the Plan or the PSU Agreement.

Name of Participant:
Date of Grant:
Number of Performance Stock Units (Target)
Performance Period	[Three-year period beginning on ________, 202_ and ending on ________, 202_]

Vesting Schedule: Attached hereto as Attachment I.

Issuance Schedule: Subject to any adjustment as provided in Section 11(a) of the Plan, one share of Stock will be issued for each Performance Stock Unit that vests at the time set forth in Section 6 of the PSU Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the PSU Agreement and the Plan. Participant acknowledges and agrees that this Grant Notice and the PSU Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the PSU Agreement and the Plan set forth the entire agreement and understanding between Participant and the Company regarding the acquisition of the Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) Performance Stock Units previously granted and delivered to the Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iii) any written employment or severance arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein. By accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Medallion Financial Corp. By: Signature Title: Date:	Participant By: Signature Title:

Attachments: Vesting Schedule, PSU Agreement, 2018 Equity Incentive Plan, Amendment to 2018 Equity Incentive Plan, and Amendment No. 2 to 2018 Equity Incentive Plan

1

Attachment I

Vesting Schedule:

The shares subject to the Award shall vest based on the Company’s level of attainment of [ ] (the “Performance Goal”) for the Performance Period, as follows, subject to Participant’s continued service through the Certification Date (except as set forth in Section 2 of the PSU Agreement):

Performance Level	[ ]	Shares Subject to the Award That Become Vested (% of Target)
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%
[ ]	[ ]	[ ]%

Linear interpolation shall be used to determine the percent of the shares subject to the Award that vest between the threshold performance level and the target performance level and between the target performance level and the maximum performance level. In no event shall any shares subject to the Award vest if the Company’s level of attainment of the Performance Goal for the Performance Period falls below the threshold performance level.

On or as soon as reasonably practicable following the end of the Performance Period, the Committee shall determine the level of attainment of the Performance Goal for the Performance Period (such date of determination, the “Certification Date”). The Performance Stock Units will not vest unless and until the Committee has certified that the vesting criteria, and to what extent, has been achieved.

For the avoidance of doubt, any Performance Stock Units that have not vested as of the applicable Certification Date shall automatically be forfeited for no consideration as of such date.

2

Attachment II

Medallion Financial Corp.
2018 Equity Incentive Plan

PSU Agreement

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and this PSU Agreement (this “Agreement”), Medallion Financial Corp. (the “Company”) has granted you an Award of Performance Stock Units under its 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) for the target number of Performance Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Award of Performance Stock Units (this or your “Award”), in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.
Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Stock for each Performance Stock Unit that vests on the applicable vesting date (subject to any adjustment under Section 3 below) on the Issuance Date (as defined below). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by or on behalf of the Company for your benefit (the “Account”) the number of Performance Stock Units subject to the Award. This Award is granted in consideration of your services to the Company.
2.
Vesting. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Except as set forth in this Section 2, upon your Termination, any Performance Stock Units credited to the Account that were not vested pursuant to the vesting terms set forth in Attachment I as of the date of such Termination will be forfeited for no consideration as of the date of Termination and you will have no further right, title or interest in or to such underlying shares of Stock.
a.
Involuntary Termination. Provided that you remain employed for at least one (1) full year during the Performance Period, in the event of your Termination by the Service Recipient other than (i) due to your death or Disability or (ii) Termination for Cause prior to the Certification Date, your Award will remain outstanding and eligible to vest pursuant to the vesting terms set forth in Attachment I and, upon the Certification Date, a pro-rata portion of the number of Performance Stock Units subject to your Award will vest in the amount equal to (1) the total number of Performance Stock Units that would have vested pursuant to the vesting terms set forth in Attachment I based upon the achievement of the vesting criteria as certified by the Committee multiplied by (2) a fraction, (x) the nominator of which is the number of full months you were employed by the Company or any of its Affiliates during the Performance Period and (y) the denominator of which is thirty-six (36) and such vested portion of the Performance Stock Units will be settled in accordance with Section 6 below and the remaining portion of your Award will be forfeited for no consideration.
b.
Death or Disability. In the event of your Termination due to your death or Disability, the target number of Performance Stock Units shall immediately vest and be settled in accordance with Section 6 below and the remaining portion of your Award will be forfeited for no consideration.
c.
Change in Control.
(i)
Subject to Section 2(c)(ii) below, in the event of a Change in Control during the Performance Period, the number of Performance Stock Units subject to your Award that are deemed earned pursuant to Section 2(c)(i)(1) and (2) below (the “Earned Performance Stock Units”) shall, immediately prior to or upon such Change in Control, be converted into restricted stock units in respect of an equivalent number of shares (or common securities of the acquirer or a parent thereof) subject to time-based condition only (the “Converted RSUs”). Such Converted RSUs shall vest on the end of the Performance Period subject to your continued service through such date; provided, however, upon your Termination prior to such date (x) by the Company or any of its Affiliates (or any of their respective successors) other than due to your death or Disability or Termination for Cause or (y) by you for Good Reason (as defined below), in each case, during the twenty-four (24) month period following the Change in Control, such Converted RSUs shall immediately vest and the issuance of the corresponding shares shall be made in respect of any such vested Converted RSUs as soon as practicable thereafter (but in no case more than thirty (30) days) following such vesting date.
(1)
If the Change in Control occurs during the first year of the Performance Period, the target number of Performance Stock Units will be deemed Earned Performance Stock Units and the remaining portion of your Award will be forfeited for no consideration immediately prior to such Change in Control.
(2)
If the Change in Control occurs following the first year of the Performance Period, such number of Performance Stock Units will be deemed Earned Performance Stock Units based on the actual performance through the completed annual periods or through the date of a Change in Control, to the extent determinable and the remaining portion of your Award will be forfeited for no consideration immediately prior to such Change in Control.
(ii)
Notwithstanding the provisions of Section 2(c) hereof, if your Award is not assumed or a substantially equivalent award is not substituted therefor in connection with the Change in Control, the provisions of Section 2(c)(i) shall not apply and all Performance Stock Units subject to this Award shall be deemed earned at the target level with respect to the Performance Periods, unless the Committee determines otherwise in its discretion that such Awards shall be deemed earned at a level in excess of target level performance based on actual results or good-faith projections for the Performance Period and the remaining portion of your Award (if any) will be forfeited for no consideration.

Good Reason. For purposes of this Agreement, “Good Reason” has the meaning given to such term in a Participant Agreement, or if no such agreement exists or if “Good Reason” is not defined therein, “Good Reason” means the occurrence of any one or more of the following without your written consent: (1) a material reduction in your then-current base salary; (2) a material diminution in your authorities, duties, or responsibilities (other than as a result of the Company ceasing to be a publicly traded company); provided, that, you may not rely on any particular action or event as a basis for terminating your employment due to Good Reason unless you deliver a notice based on that action or event within thirty (30) days after its occurrence and the Service Recipient has failed to correct the circumstances cited by you as constituting Good Reason within thirty (30) days of receiving such notice, and you terminate employment within thirty (30) days following the Service Recipient’s failure to correct.

3.
Number of Shares. The number of Performance Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Performance Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.
Securities Law Compliance. You may not be issued any shares of Stock under your Award unless the shares of Stock underlying the Performance Stock Units are then registered under the Securities Act or, if not registered, the Company has determined that such issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Stock must also comply with all other applicable laws and regulations governing the Award, and you shall not receive such Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.
Transfer Restrictions. Prior to the time that shares of Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares of Stock issuable in respect of your Award. For example, you may not use shares that may be issued in respect of your Performance Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Performance Stock Units.

6.
Date of Issuance.
a.
The issuance of shares in respect of the Performance Stock Units is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. In the event one or more Performance Stock Units vests, the Company shall issue to you one (1) share of Stock for each Performance Stock Unit that vests on the applicable vesting date (subject to any adjustment under Section 3 above) within thirty (30) days following such vesting date, but in no event later than March 15th following the end of the calendar year in which the Performance Period ended (or, in the event of Termination by the Service Recipient other than for Cause or due to your death or Disability, in no event later than thirty (30) days following such Termination). The issuance date determined by this paragraph is referred to as the “Issuance Date”.
b.
If the Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. Notwithstanding the foregoing, if the Issuance Date does not occur (i) during an “open window period” applicable to you, (ii) on a date when you are permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (the “Policy”) or (iii) on a date when you are otherwise permitted to sell shares of Stock on an established stock exchange or stock market, then such shares will not be delivered on such Issuance Date and will instead be delivered on the first business day of the next occurring “open window” period applicable to you pursuant to such Policy (regardless of whether you are still employed at such time) or the next business day when you are not prohibited from selling shares of Stock on the open market, but in no event later than the later of (x) December 31st of the calendar year in which the Issuance Date occurs (that is, the last day of your taxable year in which the Issuance Date occurs), or (y) to the extent permitted by Treasury Regulations Section 1.409A-1(b)(4), the fifteenth (15th) day of the third calendar month of the applicable year following the year in which the shares of Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
c.
The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.
Dividend Equivalents. Except where adjustments are provided pursuant to Section 11(a) of the Plan and Section 3 of this Agreement, if, prior to the Issuance Date, the Company declares a cash dividend in respect of shares of Stock, then, on the payment date of such dividend, the Company will credit to the Account a number of additional Performance Stock Units equal to the quotient obtained by dividing (i) the product of the total number of Performance Stock Units credited to the Account on the date of such dividend payment (other than previously settled or forfeited Performance Stock Units) times the per share amount of such dividend, by (ii) the Fair Market Value of a share of Stock on the date of such dividend payment. Any such additional Performance Stock Units credited to the Account shall be subject to the same forfeiture restrictions, restrictions on transferability, and vesting conditions, and result in the issuance of shares of Stock at the same time and in the same manner, as the original underlying Performance Stock Units. If, prior to the Issuance Date, the Company declares a stock dividend in respect of shares of Stock, then, on the payment date of the stock dividend, the Account shall be credited with additional Performance Stock Units as if each Performance Stock Unit in the Account were a share of Stock.
8.
Restrictive Legends. The shares of Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.
9.
Award Not a Service Contract. This Agreement is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service.
10.
Withholding Obligations.
a.
On or before the time you receive a distribution of the shares of Stock underlying your Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the shares of Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or its Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, whereby Withholding Taxes may be satisfied with a portion of the shares of Stock to be delivered in connection with your Performance Stock Units by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell a portion of the shares of Stock and to deliver all or part of the sale proceeds to the Company and/or its Affiliates in payment of the amount necessary to satisfy the Withholding Taxes obligation; (iv) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued to pursuant to Section 6 hereof) equal to the amount of such Withholding Taxes; provided, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Committee; or (v) such other arrangements as are satisfactory to the Committee.
b.
Unless the tax withholding obligations of the Company and/or its Affiliate are satisfied, the Company shall have no obligation to deliver to you any shares of Stock.
11.
Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your Award or your other compensation.
12.
Notices. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.
Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered a general, unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement.
14.
Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.
15.
Clawback/Recoupment Policy. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time, and any compensation recovery policy otherwise required by applicable law.
16.
Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s Code of Ethical Conduct and Insider Trading Policy, which, among other things, prohibiting certain individuals to sell shares during certain “black-out” periods under, and as otherwise prohibited by, the Company’s insider trading policy, in effect from time to time.
17.
Effect on Other Employee Benefit Plans. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
18.
Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
19.
Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
20.
Miscellaneous.
a.
The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
b.
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
c.
You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
d.
This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.
All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

* * *

This PSU Agreement will be deemed to be signed by you upon the signing by you of the Performance Stock Unit Grant Notice to which it is attached.

Attachment III

2018 Equity Incentive Plan
(see attached)

Attachment IV

Amendment to
Medallion Financial Corp.
2018 Equity Incentive Plan
(see attached)

Attachment V

Amendment No. 2 to
Medallion Financial Corp.
2018 Equity Incentive Plan
(see attached)